EMPLOYMENT  AGREEMENT
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     THIS  EMPLOYMENT AGREEMENT (this "Agreement") is made as of, by and between
Network  Installation Corporation, a Nevada corporation, ("Company"), and Robert
W.  Barnett,  an  individual  ("Employee").
RECITALS
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     A.         Company  is  engaged  in the business of providing communication and networking services (the "Business") and has need for personnel with experience in said Business.
B. Employee is experienced in the Business and in the operation of such Business.
     C. The parties are willing to enter into this Agreement with respect to Employee's employment and services upon the terms and conditions hereinafter set forth.

AGREEMENT
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     In  consideration  of  the  foregoing  recitals  and  the  premises  herein contained,  the  parties  agree  as  follows:
     I.  TERM
     Subject to the provisions of Section IV hereof, Company hereby employs Employee and Employee hereby accepts employment with Company beginning on January 19, 2004 (the "Employment Term").

     II.  DUTIES
     SECTION  HO  General Duties. Employee shall serve as Vice President (VP) of
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Sales & Marketing in our Corporate Headquarters in Irvine, California during the
Employment Term. Employee, during the Employment Term, subject to the policies and directives of the CEO/President and/or the Board of Directors of Company, shall be responsible for Sales, Management and other associated duties.
     SECTION  III Devotion of Time to Company's Business. Employee agrees during
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the  Employment  Term,  to devote his best efforts, and all of his business time exclusively, to his employment with Company, and to perform such duties as are specified in Section 2.01 and such other duties consistent with Section 2.01 as shall be reasonably requested by the CEO/President and/or Board of Directors of Company. Employee shall not, during Employee's employment, unless otherwise agreed to in advance and in writing by Company, become self-employed in any other capacity (other then as agreed to, listed and attached hereto as an amendment), or engage in any activities that are detrimental to the business of Company.

     III.  COMPENSATION  AND  BENEFITS
     As compensation for his services hereunder, during the Employment Term, Employee shall receive benefits payable in cash at the times and in the installments consistent with Company's payroll practices. $108,000.00'Annual Salary (Fixed Compensation.) $142,000.OO2Commissions/Bonuses (Variable Compensation.)
$250,000.003Total  Compensation  at  100%  of  Plan  Target.
$600.00  per  month  Car  Allowance.
1 Fixed Compensation (Salary) will be divided evenly into 24 annualized and prorated payments (based on start date) to be made on or about the 1st and 13th of each month.
2 Structure of Commission and Bonus Plans to be determined upon arrival and paid monthly and/or quarterly. Actual, Variable Compensation earned may be more or less than stated amount, depending on the percentage (%) of total Plan attained and the structure of the commission and bonus plans.
3 Total Compensation equals minimum total earned at 100% attainment of Plan Target, including both Fixed and Variable Compensations plans. Actual, Total Compensation earned may be more or less than stated amount, depending on the percentage (%) of total Plan attained and the structure of the commission and bonus plans.
4  Company  Benefits  plan  according  to  company  handbook  for  "Executive
Management".

     IV.  TERMINATION
     SECTION  IV.  1  Termination  for  Cause.  Company may terminate Employee's
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employment  under  this Agreement, for "cause", due to any of the following acts or omissions: (a) Employee's breach of any statutory or common law fiduciary duty or duty of loyalty to Company; (b) Employee's indictment for any felony, or for any crime or offense causing harm to Company or any of its affiliates, or involving acts of theft, fraud, misappropriation of funds, embezzlement, moral turpitude or similar conduct; (c) any proven illegal act which materially and adversely affects the business of Company or any of its affiliates; or (d) Employee's breach of any material provision or covenant of this Agreement, or of any other agreements entered into in connection with this Agreement. If this Agreement is terminated by Company for cause pursuant to this Section, Company shall have no further obligation or liability to Employee.

     SECTION  IV.  2  Termination  for  Death  or Disability. This Agreement and
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Employee's  employment  hereunder  shall  terminate  automatically  upon  (1)
Employee's death or (2) the date of determination by the Board of Directors of Company that Employee has a disability. As used herein, "disability" shall mean any condition that qualifies as a disability under Company's long-term disability plan as in effect on the date of determination or which renders Employee incapable of performing substantially all of Employee's managerial and Employee services hereunder for ninety (90) consecutive days or more in the aggregate during any one (1) year period, and which at any time after such ninety (90) days Company's Board of Directors shall determine continues to render Employee incapable of performing Employee's managerial and Employee services hereunder. If this Agreement is terminated because of Employee's death or disability pursuant to this Section, Company shall have no further obligation or liability to Employee, other than as stated hereunder.

     SECTION IV. 3 No Additional Payments. Upon termination of Employee's employment hereunder, Employee shall not be entitled to any severance payments or severance benefits from Company (other then those agreed to, outlined and attached hereto as an amendment), or any payments by Company on account of any claim for wrongful termination, including but not limited to claims under any federal, state or local human and civil rights or labor laws, except for any benefits which may be due to Employee in the normal course under any employee benefit plan or program of Company which provides for benefits after termination of employment. Employee's right to receive payments or benefits under this Agreement upon termination of employment will cease if Employee breaches any provision of Section V below, other than those already due to employee under the terms of this Agreement.

     V.  RESTRICTIVE  COVENANTS
     SECTION  VI  Confidential  and  Proprietary Information. As an employee of
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Company,  Employee  shall  have  access  to certain Confidential and Proprietary
Information (as defined below) concerning Company and its Affiliates (as defined below). Employee agrees that he will not, either directly or indirectly, disclose to any person or use any of Ihe Confidential and Proprietary Information in any way during the Employment Term (except as required in the course of the performance of his duties to Company) or after the expiration of the Employment Term.
     For purposes of this Agreement, "Confidential and Proprietary Information" means any of the following information relating to the business of Company that is not generally known to competitors, suppliers and customers of Company: (i) any business or technical information, design, process, procedure, formula, improvement, or any portion or phase thereof, that is owned by or has, at the time of determination, been used by Company; (ii) any information related to the development of products and production processes; (iii) any information concerning proposed new processes; (iv) any information concerning customer lists and other customer information, vendor lists and information, price data, cost data, profit plans, capital plans and proposed or existing marketing techniques or plans: and (v) any other information which would constitute a "Trade Secret" under the Uniform Trade Secrets Act as in force and effect in the State of California.
     For purposes of this Agreement, "Affiliate" means any corporation, company, partnership, joint venture, firm and/or other entity which controls, is controlled by or is under common control with the person with respect to which the term "Affiliate" is used. For purposes of this Agreement, "Person" means an individual, corporation, partnership, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof. "Control" means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or participating shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities (such as limited liability companies, partnerships or limited partnerships), either (x) direct or indirect ownership of at least fifty percent (50%) of the equity interest, or (y) the power to direct the management and policies of the noncorporate entity.

     SECTION  V.2  Inventions  and  Improvements.  Employee  agrees that he will
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assign to Company, without further consideration, the exclusive rights and title to all inventions, discoveries, ideas, improvements, and other intellectual property made or acquired by Employee during the Employment Term, whether alone or jointly with others. Employee further agrees to execute any and all documents that are required in order to transfer or assign such property rights to Company.

     SECTION  V.3  Equitable  Relief.  Employee acknowledges and agrees that his
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services  are  of  a  special, unique and extraordinary value to Company and its
Affiliates and that damages aione may be an inadequate remedy for any breach of this Agreement. Accordingly, in the event of the breach by Employee of any of the provisions of this Agreement, Company may, initiate Arbitration hearings according to Section Vn.5 hereunder.

     SECTION  V.4  Hold  Harmless.  Company  shall  indemnify  and hold Employee
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harmless  from  and against all liabilities, losses, damages, costs or expenses, including reasonable legal fees, resulting of any acts, infringements, defaults, omissions or negligence on the part of, or pertaining to the Company's business, its products, or its employees, agents or other representatives, and for any violation of municipal, state, federal or foreign laws or regulations governing the Company.

     VI.  MISCELLANEOUS
     SECTION VII. 1 Severafailitv. Every provision of this Agreement is intended
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to  be  severable.  If  any  term  or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid, such illegal or invalid term or provision shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.
     SECTION  VII.2  Notice.  Any  notice  or communication required to be given
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hereunder may be delivered by hand, deposited with an overnight courier, sent by confirmed facsimile, or mailed by registered or certified mail, if to Company, to its president at its corporate headquarters, and if to Employee, to his office. Notice shall be deemed received on the date sent if sent by facsimile or personal delivery; three days after the date sent if sent by registered or certified mail; and one day after the day it is sent if sent by overnight courier.
     SECTION  VI.3  Entire  Agreement: Modification. This Agreement contains the
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entire  and  complete  understanding  between the parties concerning its subject matter and all representations, agreements, arrangements and understandings between or among the parties, whether oral or written, have been fully merged herein and are superseded thereby.
     SECTION  VII.4 Law Governing Agreement. This Agreement shall be governed by
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and  construed  in  accordance  with  the  laws of Orange County in the State of
California.
     SECTION  VII.5  Arbitration.  If a dispute arises relating to the terms and
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provisions of this Agreement or involves any claim for breach of any contract or covenant (express or implied), tort claims, claims for discrimination (including, but not limited to race, sex, religion, national origin, age, handicap or disability), claims for compensation or claims for violations of any federal, state, foreign or other governmental law, statute, regulation or ordinance, then either party may initiate arbitration proceedings in accordance with the Rules of the American Arbitration Association ("AAA"). Arbitration proceedings shall be held in any Orange County, California office of AAA. Both parties hereby consent to such arbitration, and any arbitration award shall be final and binding. Neither party shall disclose the existence of any dispute or the terms of any arbitration decision to any third party, other than their legal counsel, accountants, and financial advisors or as required by law.

SECTION  VII.6 Representation by Counsel. EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN
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REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THIS AGREEMENT AND HAS CONSULTED
WITH  SUCH  LEGAL  COUNSEL.

     SECTION VII.7 Counterparts. This Agreement may be executed in counterparts,
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all  of  which  taken  together  will  constitute  one  instrument.

     SECTION  VII.8  Waiver.  Either parry's failure to enforce any provision or
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provisions  of  this  Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

     SECTION  VII.9  Binding  Effect.  Except  as  otherwise  provided  in  this
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Agreement,  this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, and assigns. Employee shall not assign, convey, or otherwise transfer, voluntarily or by operation of law, to any person or entity, this Agreement or any interest herein without the prior written consent of Company. Any attempt to do so without such consent shall be null and void.
     IN WITNESS WHEREOF, the parties hereto have duly agreed to and executed this Agreement and its Amendment as of the date first above written. "Company": Network Installation Corporation. A Nevada Corporation
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By:  /s/ Michael Cummings
Name:   Michael  Cummings
Title:       CEO/President
"Employee":  Robert  W.  Barnett
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By:           /s/ Robert W. Barnett
Name:          Robert  W.  Barnett



                      AMENDMENT TO THE EMPLOYMENT AGREEMENT

     1.) Other Business Associations. Employee shall be allowed and granted Ihe right to continue business associations, without restriction, with various other companies, affiliations and other associations as long as such activities do not interfere with, compete with, or are not detrimental to the business of the Company and they do not affect the time, dedication or effort put forth by Employee for the Company. Employees current business associations, affiliations and other associations are listed below:

Rock  Springs  Mineral  Processing,  Inc.
Addonics  Technologies,  Inc.
Wine  Selling  &  Auction  Business
SmartDraw.com
BF  Pugh  Associates
The  Center  for  XML  and  Web  Services  Technologies  at  New York University

     2.) Severance Award. At one (1) year of employment, Employee shall earn and
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accrue  severance payments based on "year-to-year" sales performance relating to the agreed to annual Company revenue plan. Such payments shall accrue at the rate of 1-month per year of employment, up to a maximum of 6-monthsseverance.
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Such  payments  shall  accrue  yearly based on the total annual compensation (to such date) earned by Employee. This Severance Award shall only be effective in the event that Company severs (terminates) the employment of Employee, for any reason, other than for a fully validated reason relating to SECTION VI. 1
"Termination for Cause" included hereunder. It shall not apply, if Employee severs (resigns) employment, unless otherwise agreed in writing between the parties.
Annual  Period     Total  Time  Accrued
        ------                  -------

Year-1                       1-Month

Year-2                       2-Months

Year-3                       3-Months

Year-4                       4-Months

Year-5                       5-Months

Year-6  &  above             6-Months

%  Sale  Performance  to  Revenue  Plan  versus  % Severance Compensation Earned
0-79%  =  0%.     80-89%  =  50%.     90%  &  up  =  100%.
                              0-79% = 0%.     80-89% = 50%.     90% & up = 100%.
                              0-79% - 0%.     80-89% = 50%.     90% & up = 100%.
0-79%  =  0%.     80-89%  =  50%.     90%  &  up  -  100%.
                              0-79% = 0%.     80-89% = 50%.     90% & up = 100%.
       6-Months (maximum)     0-79% = 0%.     80-89% = 50%.     90% & up = 100%.

     3.) Stock Options. At the appropriate time and when available from Company,
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Employee  shall  be  offered  a Stock Option Plan commensurate to this Position,
Title, and the related responsibilities, importance and contribution it has to the Company overall.